                                                                 EXHIBIT 10.5(a)



                       AMENDED AND RESTATED TERM LOAN AGREEMENT
                     amended and restated as of December 12, 1997

                                        among

                               MORAN TOWING CORPORATION

                                   (THE "BORROWER")


                             MORAN TRANSPORTATION COMPANY
                        AND THE OTHER GUARANTORS NAMED HEREIN
                                  (THE "GUARANTORS")



                                         AND

                               BANCBOSTON LEASING INC.
                                    (THE "LENDER")

                                         AND

                               BANCBOSTON LEASING INC.
                                    (THE "AGENT")

                                  TABLE OF CONTENTS

     1.  DEFINITIONS AND RULES OF INTERPRETATION . . . . . . . . . . . . . .-2-
          1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .-2-
          1.2  Rules of Interpretation . . . . . . . . . . . . . . . . . . -12-

     2.   TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-
          2.1  Amendment and Restatement of Existing Loan Agreement;
          Assumption of Obligations. . . . . . . . . . . . . . . . . . . . -12-
          2.2  The Term Note . . . . . . . . . . . . . . . . . . . . . . . -13-
          2.3  Repayment of the Principal of the Term Loan . . . . . . . . -13-
          2.4  Optional Prepayment of Term Loan. . . . . . . . . . . . . . -14-
          2.5  Interest on The Term Loan . . . . . . . . . . . . . . . . . -15-

     3.   CERTAIN GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . -16-
          3.1  [Intentionally Omitted] . . . . . . . . . . . . . . . . . . -16-
          3.2  Funds for Payments. . . . . . . . . . . . . . . . . . . . . -16-
               3.2.1  Payments to Lender . . . . . . . . . . . . . . . . . -17-
               3.2.2  No Offset, etc . . . . . . . . . . . . . . . . . . . -17-
          3.3  Computations. . . . . . . . . . . . . . . . . . . . . . . . -17-
          3.4  Inability to Determine Eurodollar Rate. . . . . . . . . . . -17-
          3.5  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . -17-
          3.6  Additional Costs, etc . . . . . . . . . . . . . . . . . . . -17-
          3.7  Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . -18-
          3.8  Certificate . . . . . . . . . . . . . . . . . . . . . . . . -19-
          3.9  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . -19-
          3.10  Interest After Default . . . . . . . . . . . . . . . . . . -19-
               3.10.1  Overdue Amounts . . . . . . . . . . . . . . . . . . -19-
               3.10.2  Amounts Not Overdue . . . . . . . . . . . . . . . . -19-

     4.   SECURITY AND GUARANTIES. . . . . . . . . . . . . . . . . . . . . -19-
          4.1  Security of Borrower. . . . . . . . . . . . . . . . . . . . -19-
          4.2  Guaranties of the Guarantors. . . . . . . . . . . . . . . . -19-

     5.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . -19-
          5.1  Corporate Authority . . . . . . . . . . . . . . . . . . . . -19-
               5.1.1  Incorporation; Good Standing . . . . . . . . . . . . -20-
               5.1.2  Authorization. . . . . . . . . . . . . . . . . . . . -20-
               5.1.3  Enforceability . . . . . . . . . . . . . . . . . . . -20-
          5.2  Governmental Approvals. . . . . . . . . . . . . . . . . . . -20-
          5.3  Title to Properties . . . . . . . . . . . . . . . . . . . . -20-
          5.4  Financial Statements and Projections. . . . . . . . . . . . -20-
               5.4.1  Financial Statements . . . . . . . . . . . . . . . . -20-
               5.4.2  Budget . . . . . . . . . . . . . . . . . . . . . . . -20-

          5.5  No Material Changes, etc. . . . . . . . . . . . . . . . . . -21-
          5.6  Franchises, Patents, Copyrights, etc. . . . . . . . . . . . -21-
          5.7  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . -21-
          5.8  No Materially Adverse Contracts, etc. . . . . . . . . . . . -21-
          5.9  Compliance With Other Instruments, Laws, etc. . . . . . . . -21-
          5.10 Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . -21-
          5.11 No Event of Default . . . . . . . . . . . . . . . . . . . . -22-
          5.12 Holding Company and Investment Company Acts . . . . . . . . -22-
          5.13 Absence of Financing Statements, etc. . . . . . . . . . . . -22-
          5.14 Perfection of Security Interest . . . . . . . . . . . . . . -22-
          5.15 Certain Transactions. . . . . . . . . . . . . . . . . . . . -22-
          5.16 Employee Benefit Plans. . . . . . . . . . . . . . . . . . . -22-
          5.17 Purpose; Regulations U and X. . . . . . . . . . . . . . . . -22-
          5.18 Subsidiaries, etc . . . . . . . . . . . . . . . . . . . . . -22-
          5.19 [Intentionally Omitted] . . . . . . . . . . . . . . . . . . -22-
          5.20 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . -23-
          5.21 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . -23-
          5.22 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . -23-
          5.23 Concerning the Vessel . . . . . . . . . . . . . . . . . . . -23-

     6.   AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS . . . . -23-
          6.1  Punctual Payment. . . . . . . . . . . . . . . . . . . . . . -23-
          6.2  Maintenance of Office . . . . . . . . . . . . . . . . . . . -23-
          6.3  Records and Accounts. . . . . . . . . . . . . . . . . . . . -23-
          6.4  Financial Statements, Certificates and Information. . . . . -23-
          6.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
               6.5.1.  Defaults. . . . . . . . . . . . . . . . . . . . . . -24-
               6.5.2.  Environmental Events. . . . . . . . . . . . . . . . -24-
               6.5.3.  Notification of Claims Against Collateral . . . . . -25-
               6.5.4.  Notice of Litigation and Judgments. . . . . . . . . -25-
          6.6. Corporate Existence; Maintenance of Properties. . . . . . . -25-
          6.7  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . -25-
          6.8  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . -25-
          6.9  Inspection of Properties and Books, etc . . . . . . . . . . -25-
               6.9.1.  General . . . . . . . . . . . . . . . . . . . . . . -25-
               6.9.2.  Communication with Accountants. . . . . . . . . . . -26-
          6.10 Compliance with Laws, Contracts, Licenses, and Permits. . . -26-
          6.11 [Intentionally Omitted] . . . . . . . . . . . . . . . . . . -26-
          6.12 Approvals . . . . . . . . . . . . . . . . . . . . . . . . . -26-
          6.13 Concerning the Vessel . . . . . . . . . . . . . . . . . . . -26-
          6.14 Further Assurances. . . . . . . . . . . . . . . . . . . . . -26-

     7.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS. . -26-
          7.1  Restrictions on Indebtedness. . . . . . . . . . . . . . . . -27-
          7.2  Restrictions on Liens . . . . . . . . . . . . . . . . . . . -27-
          7.3  Restrictions on Investments . . . . . . . . . . . . . . . . -27-
          7.4  Restricted Prepayments. . . . . . . . . . . . . . . . . . . -28-
          7.5  Merger; Consolidation; Subsidiaries . . . . . . . . . . . . -28-
               7.5.1.  Mergers and Acquisitions. . . . . . . . . . . . . . -28-
               7.5.2.  Disposition of Assets . . . . . . . . . . . . . . . -28-
          7.6  Sale and Leaseback. . . . . . . . . . . . . . . . . . . . . -28-
          7.7  Compliance with Environmental Laws. . . . . . . . . . . . . -28-
          7.8  [Intentionally Omitted] . . . . . . . . . . . . . . . . . . -28-
          7.9  Change of Principal Place of Business or Corporate Name . . -29-
          7.10 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . -29-
          7.11 Transactions with Affiliates. . . . . . . . . . . . . . . . -29-
          7.12 Business Activities . . . . . . . . . . . . . . . . . . . . -29-
          7.13 Negative Pledge . . . . . . . . . . . . . . . . . . . . . . -29-
          7.14 Additional Guarantors . . . . . . . . . . . . . . . . . . . -29-
          7.15 Other Debt Agreements . . . . . . . . . . . . . . . . . . . -29-

     8.   FINANCIAL COVENANTS OF THE BORROWER AND THE GUARANTORS . . . . . -29-
          8.1  Debt Service. . . . . . . . . . . . . . . . . . . . . . . . -29-
          8.2  Leverage. . . . . . . . . . . . . . . . . . . . . . . . . . -30-

     9.   CONDITIONS TO EFFECTIVE DATE . . . . . . . . . . . . . . . . . . -30-
          9.1  Loan Documents. . . . . . . . . . . . . . . . . . . . . . . -30-
          9.2  Certified Copies of Charter Documents . . . . . . . . . . . -30-
          9.3  Corporate Action. . . . . . . . . . . . . . . . . . . . . . -30-
          9.4  Incumbency Certificate. . . . . . . . . . . . . . . . . . . -30-
          9.5  Validity of Liens . . . . . . . . . . . . . . . . . . . . . -30-
          9.6  Perfection Certificate and UCC Search Results . . . . . . . -30-
          9.7  Certificates of Insurance . . . . . . . . . . . . . . . . . -30-
          9.8  Solvency Certificate. . . . . . . . . . . . . . . . . . . . -30-
          9.9  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . -31-

     10.  EVENTS OF DEFAULT; ACCELERATION; ETC . . . . . . . . . . . . . . -31-
          10.1 Events of Default and Acceleration. . . . . . . . . . . . . -31-
          10.2 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . -34-
          10.3 Distribution of Collateral Proceeds . . . . . . . . . . . . -34-

     11.  SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -35-

                                        - iv -
     12.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . -35-

     13.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . -36-

     14.  SURVIVAL OF COVENANTS, ETC . . . . . . . . . . . . . . . . . . . -36-

     15.  ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . . . . . . . . -37-
          15.1 Assignment by the Lender. . . . . . . . . . . . . . . . . . -37-
          15.2 Participations. . . . . . . . . . . . . . . . . . . . . . . -37-
          15.3 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . -37-
          15.4 Miscellaneous Assignment Provisions . . . . . . . . . . . . -37-
          15.5 Assignment by Borrower; Guarantors. . . . . . . . . . . . . -37-

     16.  NOTICES, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . -38-

     17.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . -38-

     18.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . -38-

     19.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . -39-

     20.  ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . . . . . . . . -39-

     21.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . -39-


     22.  CONSENTS, AMENDMENTS, WAIVERS, ETC . . . . . . . . . . . . . . . -39-

     23.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . -39-

     24.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION. . . . . . . . . . -40-
          24.1 Sharing of Information with Section 20 Subsidiary . . . . . -40-
          24.2 Confidentiality . . . . . . . . . . . . . . . . . . . . . . -40-
          24.3 Prior Notification. . . . . . . . . . . . . . . . . . . . . -40-
          24.4 Other . . . . . . . . . . . . . . . . . . . . . . . . . . . -41-

                                        - v -
SCHEDULES

Schedule 1.1(u)     Unrestricted Subsidiaries
Schedule 5.3        Title to Properties; Leases
Schedule 5.16       Employee Benefit Plans
Schedule 5.18       Subsidiaries; Joint Ventures
Schedule 5.19       Real Property
Schedule 5.22       Insurance
Schedule 6.2        Chief Executive Offices
Schedule 7.1        Existing Indebtedness
Schedule 7.2        Existing Liens
Schedule 7.3        Existing Investments
Schedule 7.4.1      Individuals Holding Redeemable Stock



                                       EXHIBITS

Exhibit A      Form of Note
Exhibit B      Form of Guaranty
Exhibit C      Form of Compliance Certificate

                       AMENDED AND RESTATED TERM LOAN AGREEMENT

     This AMENDED AND RESTATED TERM LOAN AGREEMENT (together with the exhibits and schedules hereto, this "Loan Agreement") is dated as of December 12, 1997, by and among MORAN TOWING CORPORATION (the "Borrower") a Delaware corporation having its principal place of business at Two Greenwich Plaza, Greenwich, Connecticut 06830, MORAN TRANSPORTATION COMPANY ("Moran"), each of the Persons executing the signature pages hereto as a guarantor (together with Moran, each a "Guarantor" and collectively, the "Guarantors"), BANCBOSTON LEASING INC. (the "Lender") and BANCBOSTON LEASING INC., as collateral agent (the "Agent").

     WHEREAS, pursuant to a Construction and Term Loan Agreement, dated as of May 16, 1997 (the "Existing Loan Agreement") among Interlake Transportation, Inc. ("Interlake"), Interlake Holding Company ("Holdings"), The Interlake Steamship Company ("Steamship" and together with Holdings, the "Interlake Guarantors"), BankBoston, N.A., as construction lender, the Lender and the Agent, the Lender made a term loan in the principal amount of $3,500,000 to Interlake (the "Term Loan"), the proceeds of which were used to refinance Indebtedness incurred by Interlake in connection with the acquisition of the Vessel (defined below);

     WHEREAS, pursuant to an Agreement, dated as of the date hereof, between Interlake and the Borrower, Interlake has transferred the Vessel to the Borrower (the "April Transfer"), subject to the Vessel Mortgage;

     WHEREAS, as a condition to the Lender's consent to the April Transfer, pursuant to Section 2.1 hereof, (i) the Borrower has agreed to assume all of the obligations of Interlake under the Existing Loan Agreement with respect to the outstanding amount of the Term Loan pursuant to the terms of this Loan Agreement and (ii) the Guarantors have agreed to assume all of the obligations of the Interlake Guarantors under the Existing Loan Agreement with respect to the outstanding amount of the Term Loan; and

     WHEREAS, the parties hereto wish to amend and restate that portion of the Existing Loan Agreement relating to the Term Loan to reflect the April Transfer, the assumption by the Borrower of Interlake's obligations under the Existing Loan Agreement with respect to the outstanding amount of the Term Loan, and the assumption by the Guarantors of the obligations of the Interlake Guarantors under the Existing Loan Agreement with respect to the outstanding amount of the Term Loan.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS AND RULES OF INTERPRETATION.

     1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Loan Agreement referred to below:

          AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower or a Guarantor under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or such Guarantor were issuing securities.

          AGENT.  As defined in the first paragraph hereof.

          APRIL TRANSFER.  As defined in the preamble hereto.

          BALANCE SHEET DATE.  December 31, 1996.

          BASE RATE. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" or (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by BKB from three funds brokers of recognized standing selected by BKB.

          BASE RATE LOAN(S). All or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

          BKB.  BankBoston, N.A.

          BORROWER.  As defined in the first paragraph hereof.

          BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

          CAPITALIZED LEASES. Leases under which the Borrower or a Guarantor is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          CLOSING DATE.  May 16, 1997.

          CODE.  The Internal Revenue Code of 1986.

          COLLATERAL. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests created by the Security Documents.

          COMMITMENT. The Lender's commitment to maintain the Term Loan, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          COMPLIANCE CERTIFICATE.  See Section 6.4(d) hereof.

          CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of Moran and its Restricted Subsidiaries, consolidated in accordance with GAAP.

          CONSOLIDATED DEBT SERVICE. As of the end of each fiscal quarter of Moran, the aggregate amount of Debt Service of Moran and its Restricted Subsidiaries for the period of the four consecutive fiscal quarters then ending, determined on a consolidated basis for such Persons in accordance with GAAP.

          CONSOLIDATED EBITDA. As of the end of each fiscal quarter of Moran, the aggregate amount of EBITDA of Moran and its Restricted Subsidiaries for the period of the four consecutive fiscal quarters then ending, determined on a consolidated basis for such Persons in accordance with GAAP.

          CONSOLIDATED FUNDED DEBT. As at the end of each fiscal quarter of Moran, the aggregate amount of Funded Debt of Moran and its Restricted Subsidiaries as at such date, determined on a consolidated basis for such Persons in accordance with GAAP.

          CONSOLIDATED OPERATING CASH FLOW. As of the end of each fiscal quarter of Moran, the aggregate amount of Operating Cash Flow of Moran and its Restricted Subsidiaries for the period of the four consecutive fiscal quarters then ending, determined on a consolidated basis for such Persons in accordance with GAAP.

          CONVERSION REQUEST. A notice given by the Borrower to the Lender of the Borrower's election to convert or continue all or a portion of the Term Loan in accordance with Section 2.5.

          DEBT SERVICE. For any fiscal period of any Person, an amount equal to the SUM of (a) the Total Interest Expense of such Person for such period PLUS
(b) the Total Financial Obligations of such Person for such period, as determined in accordance with GAAP.

          DEBT SERVICE COVERAGE RATIO. The ratio of (a) Consolidated Operating Cash Flow to (b) Consolidated Debt Service.

          DEFAULT.  See Section 10 hereof.

          DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or the Guarantors, other than dividends payable solely in shares of common stock of the Borrower or the Guarantors; the purchase, redemption, or other retirement by the issuer thereof of any shares of any class of capital stock of the Borrower or the Guarantors, directly or indirectly; the return of capital by the Borrower or the Guarantors to their shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or the Guarantors.

          DOLLARS or $. Dollars in lawful currency of the United States of America.

          DOMESTIC LENDING OFFICE. Initially the Lender's Head Office, thereafter such other office as the Lender may, from time to time, designate by written notice to the Borrower.

          DRAWDOWN DATE. The date on which the Term Loan was originally made pursuant to the Existing Credit Agreement and the date on which all or any portion of the Term Loan is converted or continued in accordance with Section 2.5.

          EARNINGS BEFORE INTEREST AND TAXES. The earnings (or loss) from the operations of any Person for any period, after all expenses and other proper charges but before payment or provision of any income taxes or interest expense for such period, determined in accordance with GAAP.

          EBITDA. With respect to any Person, and for any period, the Net Income of such Person for such period, after all expenses and other proper charges but before payment or provision for any income taxes, tax distributions, interest expense, depreciation or amortization for such period, determined in accordance with GAAP, and after eliminating therefrom all extraordinary nonrecurring items of income (or deficit).

          EFFECTIVE DATE.  The first date on which the conditions set forth in
Section 9 have been satisfied and the Existing Loan Agreement is amended and restated pursuant the provisions hereof.

          EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

          ENVIRONMENTAL LAWS. Any federal, state, county, regional or local law, statute, or regulation pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under or relating to such laws or relating to environmental matters and which are applicable to the Borrower or the Guarantors.

          ERISA.  The Employee Retirement Income Security Act of 1974.

          ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower or any Guarantor under Section 414 of the Code.

          ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.


          EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Lender in its sole discretion acting in good faith.

          EURODOLLAR LENDING OFFICE. Initially, the Lender's Head Office; thereafter, such other office of the Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

          EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Lender's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, DIVIDED BY (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

          EURODOLLAR RATE LOAN(S). All or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

          EVENT OF DEFAULT.  See Section 10 hereof.

          EXISTING LOAN AGREEMENT.  As defined in the preamble hereto.

          FIXED RATE. For any Interest Period with respect to all or any portion of the Term Loan, the rate determined by the Lender, at or about the Drawdown Date of the applicable Fixed Rate Loan, in its sole discretion, acting in good faith, to be its cost of funds for funding all or such portion of such Loan for the Interest Period relating to such Loan. The Borrower may request the Lender to quote the Borrower the Fixed Rate, by giving the Lender at least three (3) Business Days notice before the requested Drawdown Date of any such Loan. The Lender will, as promptly as practicable, notify the Borrower by telephone of the Fixed Rate applicable to such Loan.

          FIXED RATE LOAN. All or any portion of the Term Loan bearing interest calculated by reference to the Fixed Rate.

          FUNDED DEBT. With respect to any Person, the aggregate amount of all Indebtedness of such Person for borrowed money (other than short-term trade credit), the deferred purchase price of assets (other than short-term trade credit) and Capitalized Leases.

          GAAP. (a) When used in Section 8, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of Moran and its Subsidiaries reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are
(i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of Moran and its Subsidiaries adopting the same principles, PROVIDED that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

          GOVERNMENTAL AUTHORITY. The United States of America, any State thereof, any political subdivision thereof, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them (including without limitation the Federal Maritime Commission, MARAD, and the United States Coast Guard).

          GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          GUARANTORS.  As defined in the first paragraph hereof.

          GUARANTY. The Guaranty, dated as of the date hereof, made by the Guarantors in favor of the Lender, pursuant to which the Guarantors have guaranteed to the Lender the payment and performance of the Obligations, substantially in the form of EXHIBIT B attached hereto, and each additional guaranty of the obligations delivered pursuant to Section 7.14 hereof.

          HAZARDOUS SUBSTANCES.  Any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

          INDEBTEDNESS. With respect to any Person, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
(c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding (i) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by 60 days or more or are being contested in good faith and (ii) obligations arising under construction contracts for the construction of qualified vessels substituted pursuant to the terms of the Senior Indenture), (e) interest accrued after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (f) every Capitalized Lease of such Person, (g) the maximum fixed redemption or repurchase price of preferred stock of such Person at the time of determination, (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. Any reference in this definition to indebtedness shall be deemed to include any renewals, extensions, refundings, amendments and modifications to any such indebtedness or any indebtedness issued in exchange for such indebtedness.

          INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

          INTEREST PAYMENT DATE. (a) As to any Fixed Rate Loan, the last day of each successive quarterly period of three months following the Drawdown Date thereof and in addition the last day of the Interest Period relating thereto;
(b) as to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (c) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          INTEREST PERIOD.  With respect to all or any portion of the Term Loan,
(a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below: (i) for any Fixed Rate Loan, four (4) years, (ii) for any Base Rate Loan, the last day of the calendar quarter; and (iii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c)  if the Borrower shall fail to give notice as provided in Section
2.5 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan or Fixed Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period with respect to all or any portion of the Term Loan, that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

          INTERLAKE.  As defined in the preamble hereto.

          INTERLAKE GUARANTORS.  As defined in the preamble hereto.

          INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          LENDER.  As defined in the first paragraph hereof.

          LENDER'S HEAD OFFICE. The Lender's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Lender may designate by written notice to the Borrower from time to time.

          LENDER'S SPECIAL COUNSEL. Bingham Dana LLP, or such other counsel as may be approved by the Lender.

          LEVERAGE RATIO. The ratio of (a) Consolidated Funded Debt to (b) Consolidated EBITDA.

          LOAN.  The Term Loan.

          LOAN AGREEMENT.  As defined in the first paragraph hereof.

          LOAN DOCUMENTS. This Loan Agreement, the Note and the Security Documents.

          MAKE-WHOLE AMOUNT. With respect to any prepayment of a Fixed Rate Loan, an amount determined by the Lender pursuant to the following formula:

          Make Whole          =    (R-T) X P X D

          Amount                        360


          As used in this definition of "Make-Whole Amount",

          "R" means the effective rate of interest quoted to the Lender by the Treasury Division of BKB, in accordance with its customary procedures, for deposits of funds with BKB on the Drawdown Date of such Fixed Rate Loan, in the principal amount of such Fixed Rate Loan and for a number of days equal to the number of days contained in the Interest Period relating to such Fixed Rate Loan.

          "T" means the effective rate of interest at which United States Treasury instruments maturing on the last day of the Interest Period relating to such Fixed Rate Loan, and in the same amount as the amount of such Fixed Rate Loan so prepaid, can be purchased by BKB on the date of such prepayment.

          "P" means the amount of principal so prepaid.

          "D" means the number of days remaining in the Interest Period relating to such Fixed Rate Loan, as of the date of such prepayment.

          MARAD.  The United States Maritime Administration.

          MATURITY DATE.  May 16, 2005.

          MORAN.  As defined in the first paragraph hereof.

          MULTIEMPLOYER PLAN.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate.

          NOTE.  See Section 2.2 hereof.

          NOTE RECORD. The grid attached to the Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Term Loan.

          NET INCOME. The consolidated net income (or deficit) of Moran and its Restricted Subsidiaries, determined in accordance with GAAP, PROVIDED that (a) the net income of any Person which is not a wholly-owned Subsidiary of Moran or any of its Restricted Subsidiaries but which is consolidated with Moran or any of its Restricted Subsidiaries or is accounted for by Moran or any of its Restricted Subsidiaries by the equity method of accounting shall be included for the purpose of determining net income only to the extent of the amount of cash dividends or cash distributions paid to Moran or its Restricted Subsidiaries;
(b) the net income of any Person acquired by Moran or any of its Restricted Subsidiaries or a Subsidiary of Moran or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (c) the net income of any Restricted Subsidiary of Moran that is subject to restrictions at such time, direct or indirect, on the payment of dividends or the making of distributions to Moran or any of its Restricted Subsidiaries shall be excluded to the extent of such restrictions (other than restrictions imposed by applicable law); (d) the net income of (i) any Unrestricted Subsidiary and (ii) any Subsidiary of which less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by Moran or its wholly-owned Restricted Subsidiaries shall be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to Moran or a wholly-owned Restricted Subsidiary of Moran net of any amounts invested in or otherwise transferred to any Unrestricted Subsidiaries by Moran or its Restricted Subsidiaries in excess of $5,000,000;
(e) in the case of Moran, the net income attributable to any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by Moran or any Restricted Subsidiary of Moran for any period prior to the date of such acquisition shall be excluded; and (f) all extraordinary gains and losses, and any gain or loss realized upon the termination of any employee pension benefit plan, in respect of dispositions of assets other than in the ordinary course of business and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP, shall be excluded.

          OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower, the Guarantors and/or their affiliates to the Lender and the Agent, individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or in respect of the Loan, the Note or any other instruments at any time evidencing any thereof.

          OPERATING CASH FLOW. With respect to any Person and any particular fiscal period, an amount equal to (a) such Person's Earnings Before Interest and Taxes for such period, PLUS (b) all depreciation and amortization charges for such period, in each case as determined in accordance with GAAP, MINUS (c) the aggregate amount of taxes payable by such Person in cash with respect to such period.

          OUTSTANDING. With respect to the Term Loan, the aggregate unpaid principal thereof as of any date of determination.

          PARENT CREDIT AGREEMENT. The Revolving Credit Agreement, dated as of July 11, 1994 among Moran, the Restricted Subsidiaries named therein, BankBoston, N.A. (f/k/a The First National Bank of Boston), individually and as agent for itself and the other banks which are or may become a party thereto, which term as used herein shall include any refinancing thereof or replacement financing therefor.

          PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          PERFECTION CERTIFICATE. The "Perfection Certificate" as defined in the Security Agreements.

          PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 7.2.

          PERSON. Any individual, corporation, partnership, trust, limited liability company, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          REQUIREMENTS. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the ownership, use, occupancy and operation of the Vessel.

          RESTRICTED PREPAYMENT. As to any Person, any payment or prepayment of principal or repurchase of any Indebtedness of such Person in advance of the scheduled maturity thereof (as the terms of such Indebtedness are in effect on the Effective Date).

          RESTRICTED SUBSIDIARY. Any Subsidiary of Moran that is designated as a Restricted Subsidiary under the Parent Credit Agreement (all of which, other than the Borrower, Curtis Bay Towing Company of Pennsylvania, a Pennsylvania corporation, and Curtis Bay Towing Company of Virginia, a Virginia corporation, are Guarantors hereunder). Moran and the Borrower hereby agree that if any inactive Subsidiaries of Moran (including, without limitation, Curtis Bay Towing Company of Pennsylvania and Curtis Bay Towing Company of Virginia) cease to be inactive, they shall become Guarantors hereunder.

          SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling the Lender and/or BKB, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

          SECURITY DOCUMENTS.  The Guaranty and the Vessel Mortgage.

          SENIOR INDENTURE. The Indenture, dated as of July 11, 1994, between Moran and Fleet National Bank, as successor to Shawmut Bank, N.A., as trustee, which term as used herein shall include any additional indenture or other governing documentation relating to any refinancing of, or replacement financing for, the Senior Notes.

          SENIOR NOTES. The promissory notes in the original aggregate principal amount of $80,000,000 issued by Moran pursuant to the Senior Indenture, which term as used herein shall include any notes issued in refinancing thereof or replacement financing therefor.

          SUBSIDIARY. Any corporation, trust, association, or other business entity of which the designated parent shall at any time own, directly or indirectly, at least a majority (by number of votes) of the outstanding voting stock.

          TERM LOAN. As defined in the first Whereas clause hereof, it being understood that such term as used herein shall refer to the $3,500,000 term loan originally made to Interlake by the Lender pursuant to the Existing Loan Agreement, the outstanding portion of which is hereby assumed by the Borrower and amended and restated hereby, as described in Section 2.1 hereof.

          TOTAL FINANCIAL OBLIGATIONS. With respect to any fiscal period and any Person, an amount equal to the sum of all principal payments on long-term Indebtedness that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which such Person is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases.

          TOTAL INTEREST EXPENSE. For any Person, for any period the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and amortization of deferred financing costs, in each case calculated in accordance with GAAP) and the interest component of Indebtedness in respect of Capitalized Leases, paid or accrued (without duplication) by such Person and its Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (a) interest on Indebtedness determined on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) interest on Indebtedness in respect of Capitalized Leases shall be deemed to accrue at an interest rate reasonably determined by the chief financial officer of such Person to be the rate of interest implicit in such Indebtedness in respect of Capitalized Leases in accordance with GAAP.

          TYPE. As to all or any portion of the Term Loan, its nature as a Base Rate Loan, a Eurodollar Rate Loan or a Fixed Rate Loan.

          UNRESTRICTED SUBSIDIARY. Those Subsidiaries of Moran that are not designated as Restricted Subsidiaries.

          VESSEL.  The tug "April Moran", Official Number:  644241.

          VESSEL MORTGAGE. The First Preferred Fleet Mortgage, dated as of December 11, 1997, by the Borrower, as owner, in favor of the Agent, as mortgagee.

     1.2  RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to "the Guarantors" or "any Guarantor" means both (i) the Guarantors collectively and (ii) each Guarantor individually.

          (e) A reference to any Person includes its permitted successors and permitted assigns.

          (f) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (g)  The words "include", "includes" and "including" are not limiting.

          (h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (i) Reference to a particular "Section " refers to that section of this Loan Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

2.   TERM LOAN.

     2.1 AMENDMENT AND RESTATEMENT OF EXISTING LOAN AGREEMENT; ASSUMPTION OF OBLIGATIONS. Subject to the terms and conditions set forth herein, the parties hereto hereby agree that, on and as of the Effective Date, (i) the Borrower hereby assumes the obligations of Interlake with respect to the outstanding amount of the Term Loan, (ii) the Guarantors hereby assume the obligations of the Interlake Guarantors under the Existing Loan Agreement to the extent applicable to the outstanding amount of the Term Loan, (iii) Interlake is hereby released of its obligations as borrower of the Term Loan and the Interlake Guarantors are hereby released of their obligations as guarantors of Interlake's obligations with respect to the Term Loan, and (iv) those portions of the Existing Loan Agreement concerning or relating to the Term Loan shall be amended and restated as provided herein; PROVIDED, that nothing contained herein shall, except as it relates to the Term Loan and the guarantees of the Interlake Guarantors in respect of the Term Loan
(A) limit the liability or obligations of Interlake or the Interlake Guarantors under or with respect to the Existing Loan Agreement, (B) affect in any manner the rights or remedies of the Lender, the Agent or BKB with respect to any liability of Interlake or the Interlake Guarantors under or with respect to the Existing Loan Agreement, or (C) amend or otherwise modify any provision of, the Existing Loan Agreement, including, without limitation, the liability of Interlake and the Interlake Guarantors with respect to, the rights and remedies of the Lender, the Agent and BKB with respect to, and the provisions of the Existing Loan Agreement relating to, the "Construction Loans" or the "Mauthe Term Loan" (as each such term is defined in the Existing Loan Agreement). Upon the effectiveness of this Agreement and the other Loan Documents and the proper recordation of the Vessel Mortgage with the National Vessel Documentation Center, and evidence thereof having been delivered to the Agent, in each case in form and substance thereof satisfactory to the Agent, the Agent will, at the expense of the Borrower, cause to be taken all steps reasonably necessary to cause the Vessel to be released from the grant of mortgage contained in the First Preferred Fleet Mortgage, dated as of May 16, 1997, granted by Interlake in favor of the Agent pursuant to the Mauthe Loan Agreement.

     2.2 THE TERM NOTE. The Term Loan shall be evidenced by an amended and restated promissory note of the Borrower in substantially the form of EXHIBIT A hereto (the "Note"), dated the Closing Date and amended and restated as of the Effective Date and completed with appropriate insertions. The Note shall be payable to the order of the Lender in the principal amount of the Term Loan and representing the obligation of the Borrower to pay to the Lender such principal amount or, if less, the outstanding amount of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Lender to make or cause to be made a notation on the Note Record reflecting the original principal amount of the Term Loan and, at or about the time of the Lender's receipt of any principal payment on the Note, an appropriate notation on the Note Record reflecting such payment. The aggregate unpaid amount set forth on the Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Note Record shall not affect the obligations of the Borrower hereunder or under the Note to make payments of principal of and interest on the Note when due.

     2.3  REPAYMENT OF THE PRINCIPAL OF THE TERM LOAN.

          (a) The Borrower promises to pay to the Lender, on each Interest Payment Date with respect to the Term Loan during any period during which the Term Loan bears interest at the Fixed Rate, commencing with the Interest Payment Date next succeeding the Drawdown Date thereof, equal quarterly installments of principal and interest on the Term Loan, in an amount calculated on the Closing Date to amortize the principal amount of the Term Loan on a mortgage style basis over eight (8) years to a remaining principal amount of fifty percent (50%) of the principal amount of the Term Loan outstanding on the Closing Date. The Borrower promises to pay the remaining outstanding principal amount of the Term Loan on the Maturity Date. No amount repaid with respect to the Term Loan may be reborrowed.

          (b) The Borrower promises to pay to the Lender, during any period during which the Term Loan bears interest at the Base Rate or the Eurodollar Rate, the principal amount of the Term Loan in equal quarterly installments, payable on the last day of each fiscal quarter of the Borrower, each in an amount calculated to amortize the principal amount of the Term Loan to a remaining principal amount of fifty percent (50%) of the principal amount of the Term Loan outstanding on the Closing Date. The Borrower promises to pay the remaining outstanding principal amount of the Term Loan on the Maturity Date.
No amount repaid with respect to the Term Loan may be reborrowed.

          (c) In addition to the repayments required pursuant to Sections 2.3(a) and (b), the Borrower promises to offer to repay the entire outstanding principal amount of the Term Loan, together with all interest accrued thereon to the date of repayment, the Make-Whole Amount and the other amounts due under
Section 2.4(a), if applicable, and all other fees and expenses due under this Loan Agreement (a "Repayment Offer") in connection with any refinancing of, or replacement financing for, the Parent Credit Agreement or the Senior Notes. The Borrower will make the Repayment Offer by written notice to the Lender no later than ten (10) days before the date on which such refinancing or replacement financing becomes effective. The Lender may, in its sole and absolute discretion and at any time within thirty (30) days from the receipt of such Repayment Offer, decline or accept the Repayment Offer by written notice to the Borrower. If the Lender accepts the Repayment Offer, and if the Borrower has effected such refinancing or replacement financing, then the Borrower will, within one hundred twenty (120) days from its receipt of the Lender's acceptance of the Repayment Offer, repay the entire outstanding principal amount of the Term Loan, together with all interest accrued thereon to the date of repayment, the Make-Whole Amount and the other amounts due under Section 2.4(a), if applicable, and all other fees and expenses due under this Loan Agreement. Notwithstanding the prohibitions on prepayment set forth in Section 2.4(a)(i), the Lender may, in its sole and absolute discretion, accept a Repayment Offer before the date that is two (2) years after the Closing Date, in which case the prepayment of the outstanding principal amount of the Term Loan, together with all interest accrued thereon to the date of repayment, the Make-Whole Amount and the other amounts due under Section 2.4(a), and all other fees and expenses due under this Loan Agreement, shall be made in accordance with Section 2.4(a)(ii).

          (d) In addition to the repayments required pursuant to Sections 2.3(a), (b), and (c), the Borrower promises to offer to repay the entire outstanding principal amount of the Term Loan, together with all interest accrued thereon to the date of repayment, the Make-Whole Amount and the other amounts due under Section 2.4(a), if applicable, and all other fees and expenses due under this Loan Agreement (a "Change of Control Repayment Offer") upon the occurrence of any "Change of Control" under, and as defined in, the Senior Indenture. The Borrower will make the Change of Control Repayment Offer by written notice to the Lender not later than the earlier to occur of (i) the date that any notice of such "Change of Control" is given to the trustee under the Senior Indenture or the holders of the Senior Notes and (ii) ten (10) days after the occurrence of such Change of Control. The Lender may, in its sole and absolute discretion and at any time within thirty (30) days from the receipt of such Change of Control Repayment Offer, decline or accept the Change of Control Repayment Offer by written notice to the Borrower. If the Lender accepts the Change of Control Repayment Offer, then the Borrower will, within thirty (30) days from its receipt of the Lender's acceptance of the Change of Control Repayment Offer, repay the entire outstanding principal amount of the Term Loan, together with all interest accrued thereon to the date of repayment, the Make-Whole Amount and the other amounts due under Section 2.4(a), if applicable, and all other fees and expenses due under this Loan Agreement. Notwithstanding the prohibitions on prepayment set forth in Section 2.4(a)(i), the Lender may, in its sole and absolute discretion, accept a Change of Control Repayment Offer before the date that is two (2) years after the Closing Date, in which case the prepayment of the outstanding principal amount of the Term Loan, together with all interest accrued thereon to the date of repayment, the Make-Whole Amount and the other amounts due under Section 2.4(a), and all other fees and expenses due under this Loan Agreement, shall be made in accordance with Section 2.4(a)(ii).

     2.4  OPTIONAL PREPAYMENT OF TERM LOAN.

          (a) Prepayment of the Term Loan During the Fixed Rate Period. So long as the Term Loan bears interest calculated by reference to the Fixed Rate, the following provisions shall apply to the prepayment of the Term Loan:

               (i) The Borrower shall have no right to prepay the Term Loan until the date that is two (2) years after the Closing Date.

               (ii) At any time during the period beginning on the date that is two (2) years after the Closing Date and ending on the day immediately preceding the date that is three (3) years after the Closing Date, the Borrower shall have the right to prepay the Term Loan, in whole or in part, upon not less than three (3) Business Days' prior written notice to the Lender; PROVIDED that (A) the Borrower shall, together with such prepayment, pay the Lender the Make-Whole Amount with respect to such principal prepayment PLUS an amount equal to one percent (1%) of the principal amount of the Term Loan so prepaid and (B) each partial prepayment shall be in a principal amount of at least $250,000 or a larger integral multiple thereof.

               (iii) At any time after the date that is three (3) years after the Closing Date, the Borrower shall have the right to prepay the Term Loan, in whole or in part, upon not less than three (3) Business Days' prior written notice to the Lender; PROVIDED that
               (A) the Borrower shall, together with such prepayment, pay the Lender the Make-Whole Amount with respect to the principal amount so prepaid and (B) each partial prepayment shall be in a principal amount of at least $250,000 or a larger integral multiple thereof.

          (b) Prepayment of the Term Loan During the Floating Rate Period. So long as the Term Loan bears interest calculated by reference to the Base Rate or the Eurodollar Rate, the Borrower shall have the right to prepay the Term Loan, without penalty and in whole or in part, upon not less than three (3) Business Days' prior written notice to the Lender; PROVIDED that (i) each partial prepayment shall be in a principal amount of at least $250,000 or a larger integral multiple thereof and (ii) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this Section 2.4(b) except on the last day of the Interest Period relating thereto, unless the Borrower pays the Lender all fees and expenses resulting from the prepayment of such portion of the Term Loan on a day other than the last day of the Interest Period relating thereto.

          (c) In General. Any prepayment of principal of the Term Loan pursuant to Section 2.4(a) or Section 2.4(b) shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan PRO RATA; PROVIDED that, in the case of a prepayment of a portion of the Term Loan bearing interest at the Fixed Rate, the payments of principal and interest on the Term Loan determined pursuant to Section 2.3(a) shall be recalculated to amortize the then-remaining principal amount of the Term Loan on a mortgage style basis over the remaining period to the Maturity Date to a principal amount of fifty percent (50%) of the then remaining principal amount of the Term Loan. No amount prepaid or repaid with respect to the Term Loan may be reborrowed.

     2.5  INTEREST ON THE TERM LOAN.

          (a)  Interest Rate on the Term Loan.  Except as otherwise provided in
Section 3.10, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

               (i) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Fixed Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Fixed Rate determined for such Interest Period PLUS 1.75%.

               (ii) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate determined from time to time during such Interest Period.

               (iii) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS 1.75%.

          (b)  Interest Rate Options; Notice by Borrower.

               (i) After the Closing Date, the Term Loan shall initially bear interest during the first Interest Period relating thereto at the Fixed Rate. After such first Interest Period, the Borrower may, subject to the conditions set forth herein, elect to have the Term Loan bear interest at the Base Rate, the Eurodollar Rate or the Fixed Rate; PROVIDED that (A) with respect to any such conversion of a Eurodollar Rate Loan to a Fixed Rate Loan or a Base Rate Loan, the Borrower shall give the Lender at least two (2) Business Days' prior written notice of such election; (B) with respect to any such conversion of a Fixed Rate Loan or a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Lender at least three (3) Eurodollar Business Days' prior written notice of such election; (C) with respect to any such conversion of a Eurodollar Rate Loan into a Fixed Rate Loan or a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, unless the Borrower pays the Lender all fees and expenses resulting from a conversion on a date other than the last day of an Interest Period; (D) no Base Rate Loan or Fixed Rate Loan may be converted into a Eurodollar Rate Loan and no Base Rate Loan or Eurodollar Rate Loan may be converted into a Fixed Rate Loan when any Default or Event of Default has occurred and is continuing and (E) any conversion of a Fixed Rate Loan shall only be made on the last day of the Interest Period relating thereto. On the date on which such conversion is being made the Lender shall take such action as is necessary to transfer the Loan to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan or a Fixed Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower for the applicable Interest Period.

               (ii) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.5(b)(i) hereof; PROVIDED that no Eurodollar Rate Loan or Fixed Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Lender active upon the Borrower's account have actual knowledge.

          (c) Payment of Interest. The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period and on the Maturity Date.

          (d) Amounts, etc. Any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate relating to any Interest Period shall be in the minimum amount of $500,000. No Interest Period relating to the Term Loan or any portion thereof bearing interest at a rate calculated by a reference to the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at a rate calculated by reference to the Base Rate.

3.   CERTAIN GENERAL PROVISIONS.

     3.1  [INTENTIONALLY OMITTED].

     3.2  FUNDS FOR PAYMENTS.

          3.2.1 PAYMENTS TO LENDER. All payments of principal, interest, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender at the Lender's Head Office or at such other location in the Boston, Massachusetts, area that the Lender may from time to time designate by written notice to the Borrower, in each case in immediately available funds.

          3.2.2 NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     3.3 COMPUTATIONS. All computations of interest on the Loan and of commitment or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Loan as reflected on the Note Record from time to time shall be prima facie evidence of the amount so Outstanding.

     3.4 INABILITY TO DETERMINE EURODOLLAR RATE. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event
(a) each Conversion Request with respect to each Eurodollar Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lender to convert Loans of another Type into Eurodollar Rate Loans shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify the Borrower.

     3.5 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Lender to maintain Eurodollar Rate Loans, the Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Lender to maintain Eurodollar Rate Loans or convert Base Rate Loans or Fixed Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) all or any portion of the Term Loan then Outstanding as a Eurodollar Rate Loan, if any, shall be converted automatically to a Base Rate Loan on the last day of each Interest Period applicable to such Eurodollar Rate Loan or within such earlier period as may be required by law. The Borrower hereby agrees to promptly pay the Lender, upon demand, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this Section 3.5, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     3.6 ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents, the Commitment or the Loan (other than taxes based upon or measured by the revenue, income or profits of the Lender), or

          (b) materially change the basis of taxation (except for changes in taxes on revenue, income or profits) of payments to the Lender of the principal of or the interest on the Loan or any other amounts payable to the Lender under this Loan Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

          (d) impose on the Lender any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Loan, the Commitment, or any class of loans or commitments of which the Loan or the Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining the Term Loan or the Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of the Commitment or the Term Loan, or

               (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

     3.7  CAPITAL ADEQUACY.  If after the date hereof the Lender determines that
(a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Lender or any corporation controlling the Lender with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Commitment or the Term Loan to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) by any amount deemed by the Lender to be material, then the Lender may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay the Lender for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by the Lender of a certificate in accordance with Section 3.8 hereof. The Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

     3.8 CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 3.6 or 3.7 and a brief explanation of such amounts which are due, submitted by the Lender to the Borrower, shall be conclusive evidence, absent manifest error, that such amounts are due and owing.

     3.9 INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans or Fixed Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans or Fixed Rate Loans, (b) default by the Borrower in converting or continuing all or a portion of the Term Loan after the Borrower has given (or is deemed to have given) a Conversion Request relating thereto in accordance with Section 2.5 or (c) the making of any payment on a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan or a Fixed Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Term Loan.

     3.10  INTEREST AFTER DEFAULT.

          3.10.1 OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Term Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate applicable to Base Rate Loans until such amount shall be paid in full (after as well as before judgment).

          3.10.2 AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Loan not overdue shall, from and after the fifth day after such Event of Default and until such Event of Default has been cured or remedied or such Event of Default has been waived by the Lender pursuant to
Section 22, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to the Term Loan pursuant to Section 2.5 and (ii) the rate of interest applicable to overdue principal pursuant to Section 3.10.1.

4.   SECURITY AND GUARANTIES.

     4.1 SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Vessel.

     4.2 GUARANTIES OF THE GUARANTORS. The Obligations shall also be guaranteed by the Guarantors pursuant to the terms of the Guaranty.

5. REPRESENTATIONS AND WARRANTIES. The Borrower and the Guarantors represent and warrant to the Lender as follows:

     5.1  CORPORATE AUTHORITY.

          5.1.1 INCORPORATION; GOOD STANDING. Each of the Borrower and the Guarantors (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Guarantors, taken as a whole.

          5.1.2 AUTHORIZATION. The execution, delivery and performance of this Loan Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Persons, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Persons are subject or any judgment, order, writ, injunction, license or permit applicable to such Persons and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Persons.

          5.1.3 ENFORCEABILITY. The execution and delivery of this Loan Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is or is to become a party will result in valid and legally binding obligations of each such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and the Guarantors of this Loan Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Governmental Authority other than filings with the National Vessel Documentation Center with respect to the Vessel Mortgage as contemplated by the Loan Documents.

     5.3 TITLE TO PROPERTIES. Except as indicated on Schedule 5.3 hereto, Moran and its consolidated subsidiaries own all of the assets reflected in the consolidated balance sheet of Moran referred to in Section 5.4.1 or acquired since the date thereof (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     5.4  FINANCIAL STATEMENTS AND PROJECTIONS.

          5.4.1 FINANCIAL STATEMENTS. There has been furnished to the Lender a consolidated balance sheet of Moran and its consolidated subsidiaries as at the Balance Sheet Date, and a consolidated statement of income for the fiscal year then ended, certified by Moran's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the consolidated financial condition of Moran and its consolidated subsidiaries as at the Balance Sheet Date and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of Moran or any of its subsidiaries as of such date involving material amounts, known to the officers of the Borrower or any of the Guarantors not disclosed in said balance sheet and the related notes thereto.

          5.4.2 BUDGET. The annual operating budget of Moran and its consolidated subsidiaries for the 1997 fiscal year, a copy of which has been delivered to the Lender, was prepared on the basis of the assumptions stated therein. To the knowledge of the Borrower and the Guarantors, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material adverse change in such budget.

     5.5  NO MATERIAL CHANGES, ETC.

          (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of (i) the Borrower or
(ii) Moran and its Restricted Subsidiaries, determined on a consolidated basis for such Persons, as shown on or reflected in the consolidated balance sheet of Moran and its Restricted Subsidiaries as at the Balance Sheet Date, or on the consolidated statement of income for the fiscal year then ended. Since the Balance Sheet Date, neither the Borrower nor any of the Guarantors has made any Distributions or Restricted Prepayments.

          (b) The Borrower and the Guarantors (before and after giving effect to the transactions contemplated by this Loan Agreement and the other Loan Documents) (i) are solvent, (ii) have assets having a fair value in excess of their liabilities, (iii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iv) have, and expect to continue to have, access to adequate capital for the conduct of their respective businesses and the ability to pay their debts from time to time incurred in connection with the operation of their respective businesses as such debts mature.

     5.6 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and the Guarantors possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others.

     5.7 LITIGATION. There are no actions, suits, proceedings, orders, injunctions, decisions or investigations of any kind pending, threatened or issued against the Borrower or the Guarantors before any court, tribunal, administrative agency or board which (a) if adversely determined, would reasonably be expected to materially adversely affect or materially impair (i) the properties, assets, financial condition or business of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis, (ii) the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents, (iii) the right of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis, to carry on their respective businesses substantially as now conducted by them, or (iv) the ability of the Lender to exercise its rights hereunder or under the other Loan Documents; or
(b) question the validity of this Loan Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

     5.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of the Guarantors is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the respective businesses, assets or financial condition of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis. Neither the Borrower nor any of the Guarantors is a party to any contract or agreement that has or is expected, in the judgment of the officers of the Borrower and the Guarantors, to have any materially adverse effect on the business of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis.

     5.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of the Guarantors is in violation of (i) any provision of their respective charter documents or bylaws, or (ii) any agreement or instrument to which they may be subject or by which they or any of their properties may be bound or (iii) any law (including without limitation, any Environmental Law), decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to materially and adversely affect the respective financial conditions, properties or businesses of the Borrower or the Guarantors and their Restricted Subsidiaries on a consolidated basis.

     5.10 TAX STATUS. The Borrower and each of the Guarantors (a) have filed all federal and, except where the failure to file could not have a materially adverse effect on the business, assets or financial condition of Moran and its Restricted Subsidiaries on a consolidated basis, state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books, to the extent required by GAAP, reserves for taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Borrower or the Guarantors by the taxing authority of any jurisdiction.

     5.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     5.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of the Guarantors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     5.13 ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security, agreement, ship mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any lien on, or security interest in any of the Collateral.

     5.14 PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Agent's, the Lender's or, as the case may be, BKB's security interest in the Collateral. The Collateral and the Agent's, the Lender's or, as the case may be, BKB's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens. All of the Obligations of the Borrower will, from and after the execution and delivery of the Vessel Mortgage, be entitled to the benefits of and be secured by the Vessel Mortgage.

     5.15 CERTAIN TRANSACTIONS. Except for transactions permitted under the Parent Credit Agreement, none of the officers, directors, or employees of the Borrower or any of the Guarantors is currently a party to any transaction with Borrower or any of the Guarantors (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any of the Guarantors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     5.16 EMPLOYEE BENEFIT PLANS. The representations and warranties of the Borrower and the Guarantors contained in Section 7.16 of the Parent Credit Agreement (other than the second sentence of Section 7.16.1) are hereby incorporated herein by reference and shall be deemed made by the Borrower and the Guarantors on and as of the Closing Date.

     5.17 PURPOSE; REGULATIONS U AND X. No portion of the Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     5.18 SUBSIDIARIES, ETC. The Borrower and the Guarantors have only those Subsidiaries listed on Schedule 5.18 hereto and except as set forth on such
Schedule 5.18, neither the Borrower nor any Guarantor is engaged in any joint venture or partnership with any other person.

     5.19 [INTENTIONALLY OMITTED].

     5.20 DISCLOSURE. Neither this Loan Agreement nor any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. There is no fact known to either the Borrower or any of the Guarantors which materially adversely affects, or which would reasonably be expected to materially adversely affect in the future, exclusive of effects resulting from changes in general economic or industry conditions, the business, assets, financial condition or prospects of the Borrower or of the Guarantors and their subsidiaries on a consolidated basis.

     5.21 FISCAL YEAR. The fiscal year of the Borrower, Moran and the other Guarantors is the twelve months ending December 31 of each year.

     5.22 INSURANCE. Schedule 5.22 attached hereto lists the P&I and hull policies and types and amounts of P&I and hull coverage (including deductibles) owned or held by the Borrower on the date hereof. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, underwriters or mutual indemnification associations. All such policies are in full force and effect; are sufficient for material compliance by the Borrower and the Guarantors with all requirements of law and all agreements to which the Borrower or the Guarantors are a party; are by their terms valid and enforceable policies that will remain in full force and effect through the respective dates set forth in such schedule; and coverage thereunder will not be reduced by, or terminate or lapse by reason of, the transactions contemplated by this Loan Agreement.

     5.23 CONCERNING THE VESSEL. The Vessel complies, in all material respects, with all applicable laws and all applicable regulations thereunder. The Vessel is (i) covered by hull and machinery, protection and indemnity and excess liability insurance in accordance with the requirements of the Vessel Mortgage, and (ii) operated and maintained as a vessel in accordance in all material respects with all applicable laws and regulations. The Vessel is maintained and operated in compliance, in all material respects, with all applicable Environmental Laws.

6. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS. The Borrower and the Guarantors covenant and agree that, so long as the Loan or the Note is
Outstanding:

     6.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan in accordance with the terms of this Loan Agreement and the Note.

     6.2 MAINTENANCE OF OFFICE. The Borrower and each of the Guarantors will maintain its chief executive office at those locations listed on Schedule 6.2, or at such other place in the United States of America as the Borrower or the Guarantors shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower and the Guarantors in respect of the Loan Documents may be given or made.

     6.3  RECORDS AND ACCOUNTS.  The Borrower and each of the Guarantors will
(a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties contingencies, and other reserves.

     6.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will cause to be delivered to the Lender:

          (a)  as soon as practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of Moran, the consolidated balance sheet of Moran and its subsidiaries as at the end of such year, and the related consolidated statements of income and of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year, all such statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Price Waterhouse LLP or by other independent certified public accountants satisfactory to the Lender, together with a written statement from such accountants to the effect that they have read a copy of this Loan Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Lender for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of Moran, a copy of the unaudited consolidated balance sheet of Moran and its subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flow for the portion of Moran's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of Moran that the information contained in such financial statements fairly presents the financial position of Moran and its consolidated subsidiaries on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year, the annual budget for Moran and its consolidated subsidiaries for the next succeeding fiscal year, such annual budget to be set forth in reasonable detail;

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of Moran (the "Compliance Certificate"), substantially in the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 8 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any of the Guarantors; and

          (f) from time to time such other financial data and information (including accountants' management letters) as the Lender may reasonably request.

     6.5  NOTICES.


          6.5.1. DEFAULTS. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Loan Agreement, the Note, or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or the Guarantors are a party or obligor, whether as principal or surety, the Borrower or such Guarantor shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

          6.5.2. ENVIRONMENTAL EVENTS. The Borrower and the Guarantors will promptly give notice to the Lender (a) of any violation of any Environmental Law that the Borrower or any Guarantor reports in writing or that is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, in each instance, relates to the Vessel or would reasonably be expected to materially adversely affect the respective assets, liabilities, financial conditions or operations of the Borrower and the Guarantors and their subsidiaries on a consolidated basis, or the Agent's, BKB's, or the Lender's security interests pursuant to the Vessel Mortgage.

          6.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower and each Guarantor will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's, BKB's, or the Lender's rights with respect to the Collateral, are subject.

          6.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower and the Guarantors will give notice to the Lender in writing within fifteen (15) days after becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or the Guarantors or to which the Borrower or the Guarantors is or becomes a party involving an uninsured claim against the Borrower or the Guarantors that would reasonably be expected to have a materially adverse effect on the respective businesses, assets or financial conditions of the Borrower, the Guarantors and their subsidiaries on a consolidated basis, stating the nature and status of such litigation or proceedings. The Borrower and the Guarantors will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days after any judgment not covered by insurance, final or otherwise, against the Borrower or the Guarantors in an amount in excess of $1,500,000.

     6.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower and each of the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights and franchises. Each (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, subject to normal wear and tear, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower or the Guarantors, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 6.6 shall prevent the Borrower or the Guarantors from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Borrower or the Guarantors, as the case may be, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of Moran and its Restricted Subsidiaries or the ability of the Borrower or of the Guarantors to perform their obligations hereunder and under the other Loan Documents.

     6.7 INSURANCE. The Borrower and each of the Guarantors will maintain with financially sound and reputable insurers insurance with respect to their respective properties and businesses against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.

     6.8 TAXES. The Borrower and each of the Guarantors will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all federal taxes, charges and assessments and, except where the failure to pay could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Moran and its Restricted Subsidiaries, taken as a whole, all other taxes, assessments and other governmental charges, in each case imposed upon each of them and their respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of their respective property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or the Guarantors shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and the Guarantors will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     6.9  INSPECTION OF PROPERTIES AND BOOKS, ETC.

          6.9.1. GENERAL. The Borrower and each of the Guarantors shall permit the Lender or any of its designated representatives, to visit and inspect any of the properties of the Borrower or the Guarantors, including, without limitation, the Vessel, to examine the books of account of the Borrower or the Guarantors (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or the Guarantors with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Lender may reasonably request.

          6.9.2. COMMUNICATION WITH ACCOUNTANTS. The Borrower and the Guarantors authorize the Lender to, in the presence of representatives of the Borrower or the Guarantors, communicate directly with the Guarantors' and the Borrower's independent certified public accountants and authorize such accountants to disclose to the Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or the Guarantors. At the request of the Lender, the Borrower and the Guarantors shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.9.2.

     6.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower and each of the Guarantors will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Vessel or on the business, assets or financial condition of Moran and its Restricted Subsidiaries taken as a whole,
(b) the provisions of their respective charter documents and by-laws, (c) all agreements and instruments by which they or any of their respective properties may be bound, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Vessel or the business, assets or financial condition of Moran and its Restricted Subsidiaries taken as a whole and (d) all applicable decrees, orders, and judgments, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Vessel or the business, assets or financial condition of Moran and its Restricted Subsidiaries taken as a whole. If at any time while any portion of the Loan is Outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantors may fulfill any of their obligations hereunder, the Borrower and the Guarantors will immediately take or cause to be taken all reasonable steps within the power of the Borrower and the Guarantors to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

     6.11 [INTENTIONALLY OMITTED].

     6.12 APPROVALS. The Borrower will give all such notices to, and take all such other actions with respect to, each Governmental Authority as may be required in order to comply with all applicable Requirements in the use and operation of the Vessel.

     6.13 CONCERNING THE VESSEL. The Borrower shall at all times operate the Vessel in compliance in all material respects with all Requirements and in compliance in all material respects with all rules, regulations and requirements of the American Bureau of Shipping or any other classification society selected by the Borrower and reasonably acceptable to the Lender. Upon the Lender's request, the Borrower shall furnish to the Lender a copy of the certificate of such classification society covering the Vessel no later than thirty (30) days after the end of each fiscal year of the Borrower.

     6.14 FURTHER ASSURANCES. The Borrower and each of the Guarantors will cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Loan Agreement and the other Loan Documents.

7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS. The Borrower and the Guarantors covenant and agree that, so long as any portion of the Term Loan is Outstanding:

     7.1 RESTRICTIONS ON INDEBTEDNESS. Neither the Borrower nor the Guarantors will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Lender arising under any of the Loan
Documents;

          (b) Indebtedness of the Borrower or the Guarantors otherwise permitted under the Parent Credit Agreement or the Senior Indenture; and

          (c) Indebtedness existing on the date of this Loan Agreement and listed and described on Schedule 7.1 hereto and renewals, extensions or refinancings thereof, provided that such renewals, extensions or refinancings shall not increase the aggregate amount of such Indebtedness, materially increase the amount of collateral securing such Indebtedness or materially change the terms thereof.

     7.2  RESTRICTIONS ON LIENS.  Neither the Borrower nor the Guarantors will
(a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) except as set forth in Section 7.1, acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) except as permitted under the Parent Credit Agreement, sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and the Guarantors may create or incur or suffer to be created or incurred or to exist:

          (a) currently outstanding liens listed on Schedule 7.2 hereto and renewals or extensions thereof (including any liens arising under a refinancing of the type described in Section 7.1(c) hereof);

          (b) liens on property of the Borrower and the Guarantors (other than the Vessel) otherwise permitted under the Parent Credit Agreement or the Senior Indenture; and

          (c) liens in favor of the Agent, BKB and the Lender under the Loan Documents.

     7.3 RESTRICTIONS ON INVESTMENTS. Neither the Borrower nor the Guarantors will make or permit to exist or to remain outstanding any Investment except Investments in:

          (a)  Investments existing on the date hereof and listed on
Schedule 7.3 hereto;

          (b)  Investments consisting of the Guaranty;

          (c) Investments of the Guarantors and the Borrower otherwise permitted under the Parent Credit Agreement or the Senior Indenture; and

          (d) Investments of the Borrower and the Guarantors constituting the repurchase of the promissory notes issued by Moran pursuant to the Senior Indenture, provided that, the aggregate amount of Investments permitted pursuant to this Section 7.3(d) in any one fiscal year plus the aggregate amount of Restricted Prepayments permitted pursuant to
Section 7.4.2 in any one fiscal year shall not exceed the greater of (i) $3,000,000 and (ii) the amount of such Investments as is permitted under the Parent Credit Agreement.

     7.4 RESTRICTED PREPAYMENTS. Neither the Borrower nor any of the Guarantors shall make any Restricted Prepayment constituting the repurchase of the promissory notes issued by Moran pursuant to the Senior Indenture if, after making such Restricted Prepayment and after giving effect thereto, the aggregate amount of Restricted Prepayments permitted pursuant to this Section 7.4.2 made during any one fiscal year plus the aggregate amount of Investments made during such fiscal year and permitted pursuant to Section 7.3(d) shall exceed the greater of (i) $3,000,000 and (ii) the amount of Restricted Prepayments permitted pursuant to the Parent Credit Agreement; provided, however, that the foregoing shall not limit the ability of the Borrower and the Guarantors to effect repurchases of such notes under Sections 5.10, 5.15, 5.18 or Article 12 of the Senior Indenture.

     7.5  MERGER; CONSOLIDATION; SUBSIDIARIES.

          7.5.1. MERGERS AND ACQUISITIONS. The Borrower shall not (i) become a party to any merger or consolidation, except as otherwise permitted under the Parent Credit Agreement or the Senior Indenture, provided that the perfected first priority security interest of the Agent in the Vessel continues after such merger or consolidation or (ii) agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices or except as otherwise permitted under the Parent Credit Agreement or the Senior Indenture). None of the Guarantors will become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition, except as permitted under the Parent Credit Agreement or the Senior Indenture.

          7.5.2. DISPOSITION OF ASSETS. The Borrower will not become a party to or agree to or effect any disposition of assets other than the disposition of assets other than the Vessel to the Guarantors or in the ordinary course of business; provided that, with respect to any assets or Collateral other than the Vessel, the Borrower may transfer assets in accordance with the Parent Credit Agreement or the Senior Indenture. None of the Guarantors will become a party to or agree to or effect any disposition of assets, except the disposition of assets to the other Guarantors or the Borrower and except as permitted under the Parent Credit Agreement or the Senior Indenture.

     7.6 SALE AND LEASEBACK. Except as permitted under the Parent Credit Agreement or the Senior Indenture, neither the Borrower nor the Guarantors will enter into any arrangement, directly or indirectly, whereby the Borrower or any Guarantor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Guarantor intends to use for substantially the same purpose as the property being sold or transferred.

     7.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not (a) use the Vessel for the handling, processing, storage or disposal of Hazardous Substances (other than in compliance with all applicable Environmental Laws), (b) cause or permit to be located on the Vessel any receptacle for Hazardous Substances (other than in compliance with all applicable Environmental Laws), (c) generate any Hazardous Substances on the Vessel (other than in compliance with all applicable Environmental Laws), (d) conduct any activity on the Vessel or use the Vessel in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on or from the Vessel which would reasonably be expected to have a material adverse effect on the Vessel or the business, assets or financial condition of the Borrower or Moran and its Restricted Subsidiaries taken as a whole, or (e) otherwise conduct any activity on the Vessel or use the Vessel in any manner that would violate any Environmental Law or bring the Vessel in violation of any Environmental Law, in each case if such violation would have a material adverse effect on Vessel or the business, assets or financial condition of the Moran and its Restricted Subsidiaries taken as a whole.

     7.8  [INTENTIONALLY OMITTED].

     7.9 CHANGE OF PRINCIPAL PLACE OF BUSINESS OR CORPORATE NAME. Neither the Borrower nor any of the Guarantors will change its principal place of business or corporate name unless it shall have (a) given the Lender at least thirty (30) days' advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Agent, BKB and the Lender pursuant to the Security Documents.

     7.10 FISCAL YEAR. Neither the Guarantors nor the Borrower will change its fiscal year from that set forth in Section 5.21 hereof.

     7.11 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor the Guarantors will (a) engage in any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arms'-length basis, considered from the perspective of the Borrower or such Guarantor or (b) pay, or enter into any agreement requiring the Borrower or such Guarantor to pay, salary or bonus or other compensation payments to any officer or management employee of the Borrower or such Guarantor or holder of any title or office, in an amount in excess of reasonable compensation paid for similar service by similar businesses similarly situated, provided that, the Borrower and the Guarantors shall be permitted to engage in those transactions permitted under the Parent Credit Agreement.

     7.12 BUSINESS ACTIVITIES. Neither the Borrower nor any of the Guarantors will use the Vessel in any business activity other than the general tug business.

     7.13 NEGATIVE PLEDGE. The Borrower will not enter into any agreement limiting such Person's right to grant the Agent, BKB, or the Lender a lien or security interest in the Collateral.

     7.14 ADDITIONAL GUARANTORS. Neither the Borrower nor any of the Guarantors may acquire or form any Subsidiary after the Effective Date unless (a) such Subsidiary, if designated as a Restricted Subsidiary, shall have duly executed and delivered to the Agent and the Banks, on the date of such acquisition or formation, a guaranty substantially in the form of Exhibit B attached hereto, and all other instruments and documents, including, without limitation, corporate authority documents and legal opinions, as the Agent may reasonably request in connection with the delivery of such guaranty, and (b) Moran shall have delivered to the Agent, on the date of such acquisition or formation, an updated Schedule 5.18.

     7.15 OTHER DEBT AGREEMENTS. Moran will not (i) amend, supplement or otherwise modify the terms of any of the Senior Indenture or the Senior Notes or any document or instrument pertaining to the terms of any of the foregoing so as to (a) shorten the maturity or the weighted average life to maturity of the Senior Notes, (b) increase the interest rate payable on the Senior Notes, (c) change the date or amount of any scheduled payment of principal of or interest on the Senior Notes, or (d) make the covenants contained in the Senior Indenture and the Senior Notes more onerous to Moran or add covenants thereto, or (ii) give any notice of optional redemption or defeasance or optional prepayment or offer to repurchase, or make, either directly or indirectly, any payment of principal of or interest on or in redemption, defeasance, retirement or repurchase of any of the Senior Notes, except (i) for the regularly scheduled payments of principal and interest required by the terms of such instruments and the Senior Indenture, (ii) the optional redemption of the Senior Notes with the net proceeds of any public offering of common stock of Moran in accordance with the terms of the Senior Indenture and (iii) as expressly permitted under Section
7.4 hereunder; provided, that nothing contained in this Section 7.15 shall prevent Moran from refinancing or replacing the Parent Credit Agreement or the Senior Notes so long as the requirements of Section 2.3(c) are satisfied.

8.   FINANCIAL COVENANTS OF THE BORROWER AND THE GUARANTORS.

     8.1 DEBT SERVICE. Neither the Borrower nor the Guarantors will permit the Debt Service Coverage Ratio, calculated as of the end of each fiscal quarter of Moran, to be less than 1.35:1.00 as of any fiscal quarter end.

     8.2 LEVERAGE. Neither the Borrower nor the Guarantors will permit the Leverage Ratio, calculated as of the end of each fiscal quarter of Moran, to be greater than 6.00:1.00 as of any fiscal quarter end.

9. CONDITIONS TO EFFECTIVE DATE. The obligations of the Lender to amend and restate the Existing Loan Agreement as herein provided shall be subject to the satisfaction of the following conditions precedent on or prior to December 12, 1997:

     9.1 LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

     9.2 CERTIFIED COPIES OF CHARTER DOCUMENTS. The Lender shall have received from each of the Guarantors and the Borrower a copy, certified by a duly authorized officer of each such Person to be true and complete on the Effective Date, of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     9.3 CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Guarantors and the Borrower of this Loan Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

     9.4 INCUMBENCY CERTIFICATE. The Lender shall have received from the Guarantors and the Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of each such Person and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of such Person the Loan Documents to which each such Person is or is to become a party; (b) in the case of the Borrower, to make Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     9.5 VALIDITY OF LIENS. The Vessel Mortgage shall be effective to create in favor of the Agent, BKB or, as the case may be, the Lender a legal, valid and enforceable first preferred (except for Permitted Liens) ship mortgage on the Vessel. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such security interests shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

     9.6 PERFECTION CERTIFICATE AND UCC SEARCH RESULTS. The Lender shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Lender.

     9.7 CERTIFICATES OF INSURANCE. The Lender shall have received a certificate of insurance from an independent insurance broker dated on or within fifteen days of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Vessel Mortgage.

     9.8 SOLVENCY CERTIFICATE. The Lender shall have received an officer's certificate of the Borrower and the Guarantors dated as of the Effective Date as to the solvency of the Borrower and the Guarantors following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lender.

     9.9 OPINION OF COUNSEL. The Lender shall have received a legal opinion addressed to the Lender, dated as of the Effective Date, in form and substance satisfactory to the Lender, from Finn Dixon & Herling LLP, counsel to the Borrower and the Guarantors.

10.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     10.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of, or interest on, the Term Loan or any other sums due hereunder or under the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any Guarantor shall fail to comply with any of its covenants contained in Section 6 (other than those specified in Section 10.1(c)), Section 7 or Section 8 hereof;

          (c) the Borrower or any Guarantor shall fail to comply with any of its covenants contained in Sections 6.3 through 6.5 hereof, the second sentence of Section 6.6 hereof, or Sections 6.8 through 6.14 hereof and such failure shall continue for ten (10) days;

          (d) the Borrower or any Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 10) for fifteen (15) days after written notice of such failure has been given to the Borrower or such Guarantor by the Lender;

          (e) any representation or warranty of any Guarantor or the Borrower in this Loan Agreement, any of the other Loan Documents, or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement or any other Loan Document shall prove to have been false in any material respect upon the date when made;

          (f) any Guarantor or the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess, individually or in the aggregate, of $3,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess, individually or in the aggregate, of $3,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof provided that if the Borrower or any of the Guarantors fails to perform the covenant set forth in Section 5.18 of the Senior Indenture, such failure shall not constitute an Event of Default under this clause (f) if the Borrower or such Guarantor and the Holders (as defined in the Senior Indenture) are negotiating a waiver of such default under the Senior Indenture diligently and in good faith and such waiver is obtained or such default is cured within thirty (30) days;

          (g) any Guarantor or the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Guarantor or the Borrower or of any substantial part of the assets of any Guarantor or the Borrower or shall commence any case or other proceeding relating to any Guarantor or the Borrower under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Guarantor or the Borrower and any Guarantor or the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Guarantor or the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Guarantor or the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Guarantors or the Borrower that, with other outstanding final judgments, undischarged, against the Guarantors and the Borrower exceeds in the aggregate $3,000,000;

          (j) if any one or more of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's, BKB's, or the Lender's security interests, mortgages or liens in the Vessel shall cease to be perfected, or shall cease to have the priority contemplated by the Vessel Mortgage, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Guarantors or the Borrower party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Lender shall have determined in its reasonable discretion that such event reasonably would be expected to result in liability of the Borrower or any of the

Guarantors to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (l) any of the Guarantors or the Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (m) there shall occur any material damage to, or loss, theft or destruction of, the Vessel or any material assets of the Borrower, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Guarantors or the Borrower if such event or circumstance is not covered by business interruption insurance and would reasonably be expected to have a material adverse effect on the business or financial condition of Moran and its Restricted Subsidiaries on a consolidated basis;

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Guarantors or the Borrower if such loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse effect on the business or financial condition of Moran and its Restricted Subsidiaries on a consolidated basis;

          (o) any of the Guarantors or the Borrower shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against any of the Guarantors or the Borrower by any Governmental Authority, a punishment for which in any such case could include the forfeiture of any assets of such Guarantor or the Borrower having a fair market value in excess of $1,500,000;

          (p) Moran shall at any time, legally or beneficially own, directly or indirectly, less than one hundred percent (100%) of the common stock of the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such corporation;

          (q) the Lender shall have received a report by the American Bureau of Shipping or any other classification society, or by any marine engineer or surveyor following an inspection at the request of the Lender, that the Vessel is not in compliance with the requirements of applicable law for use as intended and action shall not have been commenced within fifteen (15) days after written notice thereof shall have been given by the Lender to the Borrower and such corrective action shall not be diligently prosecuted or completed in a manner and time schedule consistent with industry standards; or

          (r) any "Event of Default" under and as defined in the Parent Credit Agreement shall have occurred and be continuing or any "Default" under and as defined in the Parent Credit Agreement shall have occurred and be continuing; provided that until such "Default" under the Parent Credit Agreement constitutes an "Event of Default" thereunder, it shall constitute a Default, but not an Event of Default hereunder;
then, and in any such event, so long as the same may be continuing, the Lender may, by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors; PROVIDED that in the event of any Event of Default specified in Section 10.1(g) or Section 10.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

     10.2 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to Section 10.1 hereof, the Lender, if owed any amount with respect to the Loan, may, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender or on any other holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     10.3 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent, BKB and the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent, BKB and the Lender in connection with the collection of such monies by the Agent, BKB and the Lender, for the exercise, protection or enforcement by the Agent, BKB and the Lender of all or any of the rights, remedies, powers and privileges of the Agent, BKB and the Lender under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral, the Obligations and to support the provision of adequate indemnity to the Agent, BKB and the Lender against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent, BKB and the Lender to such monies;

          (b) Second, to all other Obligations in such order or preference as the Agent, BKB and the Lender may determine; PROVIDED, HOWEVER, that the Agent, BKB and the Lender may in their discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Agent, BKB and the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to
Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

11. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Lender to the Borrower or any of the Guarantors and any securities or other property of the Borrower or any of the Guarantors in the possession of BKB or the Lender may be applied to or set off by BKB or the Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or any of the Guarantors to BKB or the Lender.

12. EXPENSES. The Borrower and the Guarantors agree to pay (a) the reasonable costs of producing and reproducing this Loan Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's revenue or net income) on or with respect to the transactions contemplated by this Loan Agreement (the Borrower and the Guarantors hereby agreeing to indemnify the Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Lender's Special Counsel and any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and the other instruments mentioned herein, each closing hereunder, and any amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements incurred by the Lender in connection with the preparation, administration or interpretation of the Loan Documents and the other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, vessel appraisal, investment banking and similar professional fees and charges) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or the Guarantors and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with lien searches or mortgage recordings. The covenants of this Section 12 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

13. INDEMNIFICATION. The Borrower and the Guarantors agree to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Loan, (b) the Borrower or the Guarantors entering into or performing this Loan Agreement or any of the other Loan Documents or (c) with respect to the Borrower or the Guarantors and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower or the Guarantors under this
Section 13 are unenforceable for any reason, the Borrower and the Guarantors hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 13 shall survive payment and satisfaction in full of the Obligations.

14. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the amendment and restatement by the Lender of the Existing Loan Agreement, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Note or any of the other Loan Documents remains Outstanding, and for such further time as may be otherwise expressly specified in this Loan Agreement. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of any of the Guarantors or the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Guarantor hereunder.

15.  ASSIGNMENT AND PARTICIPATION.

     15.1 ASSIGNMENT BY THE LENDER. The Lender may assign to one or more banks all or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of the Term Loan at the time owing to it, and the Note held by it), provided that the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld. Upon the request of the Lender, the Borrower and the Guarantors shall consent to the amendment of this Loan Agreement and the other Loan Documents in order to enable the Lender to make such assignments.

     15.2 PARTICIPATIONS. The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender's rights and obligations under this Loan Agreement and the other Loan Documents; provided that (a) the Borrower shall have given its prior written consent to such participation (except for participations to affiliates of the Lender), (b) each such participation shall be in an amount of not less than $1,000,000, (c) any such sale or participation shall not affect the rights and duties of the Lender hereunder to the Borrower, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Term Loan, or extend any regularly scheduled payment date for principal or interest or release all or substantially all of the Collateral.

     15.3 DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices the Lender may disclose confidential information obtained by the Lender in connection with this Loan Agreement to assignees and participants and potential assignees and potential participants hereunder; provided that such assignees or participants or potential assignees or potential participants shall agree in writing (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     15.4 MISCELLANEOUS ASSIGNMENT PROVISIONS.  Anything contained in this
Section 17 to the contrary notwithstanding, the Lender may at any time pledge all or any portion of its interest and rights under this Loan Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

     15.5 ASSIGNMENT BY BORROWER; GUARANTORS. Neither the Borrower nor any of the Guarantors shall assign or transfer any of their rights or obligations under any of the Loan Documents; provided, however, that nothing contained herein shall limit the ability of the Borrower and the Guarantors to effect transactions in compliance with Section 7.5 hereof.

16. NOTICES, ETC. Except as otherwise expressly provided in this Loan Agreement, all notices and other communications made or required to be given pursuant to this Loan Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy and confirmed by delivery via courier or postal service, addressed as follows:

     (a) if to the Borrower or the Guarantors, at: Two Greenwich Plaza, Greenwich, Connecticut 06830, Attention: Alan Marchisotto, Esq., or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

     (b) if to the Lender, at BancBoston Leasing Inc., 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Director of Administration, Telecopier 617.434.0474, with a copy to, BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Transportation Division,
Telecopier: 617.434.1955, or such other address for notice as the Lender shall last have furnished in writing to the Person giving the notice.
Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

17. GOVERNING LAW. THIS LOAN AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND EACH OF THE GUARANTORS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER AND THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN Section 16 HEREOF. THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

18. HEADINGS. The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

19. COUNTERPARTS. This Loan Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

20. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 22 hereof.

21. WAIVER OF JURY TRIAL. The Borrower and each of the Guarantors hereby waive their right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Loan Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower and each of the Guarantors hereby waive any right they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower and each of the Guarantors (a) certify that no representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledge that the Lender has been induced to amend and restate the Existing Loan Agreement and to enter into this Loan Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

22. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Loan Agreement, any consent or approval required or permitted by this Loan Agreement to be given by the Lender may be given, and any term of this Loan Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Loan Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

23. SEVERABILITY. The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

24.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     24.1 SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower and each of the Guarantors acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, the Guarantors or one or more of their Subsidiaries, in connection with this Loan Agreement or otherwise, by a Section 20 Subsidiary. Each of the Borrower and each Guarantor, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with BKB and the Lender any information delivered to such Section 20 Subsidiary by the Borrower, a Guarantor or any of their Subsidiaries, and (b) BKB and the Lender to share with such
Section 20 Subsidiary any information delivered to BKB or the Lender by the Borrower, a Guarantor or any of their Subsidiaries pursuant to this Loan Agreement, or in connection with the decision of the Lender to enter into this Loan Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Loan Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

     24.2 CONFIDENTIALITY. Each of the Lender and BKB agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower, any Guarantor or any of their Subsidiaries pursuant to this Loan Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lender or BKB, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 24, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for the Lender or BKB, (d) to bank examiners or any other regulatory authority having jurisdiction over the Lender or BKB, or to auditors or accountants, (e) to the Agent, BKB or any
Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Lender, BKB or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of the Lender or BKB or
(h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of
Section 15.3.

     24.3 PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lender and BKB shall, prior to disclosure thereof, notify the Borrower and the Guarantors of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender or BKB by such governmental agency) or pursuant to legal process.

     24.4 OTHER. In no event shall the Lender or BKB be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower, any Guarantor or any of their Subsidiaries. The obligations of the Lender and BKB under this Section 24 shall supersede and replace the obligations of the Lender and BKB under any confidentiality letter in respect of this financing signed and delivered by the Lender and/or BKB to the Borrower or a Guarantor prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in the Term Loan.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Term Loan Agreement as a sealed instrument as of the date first set forth above.

                         MORAN TOWING CORPORATION


                         By: /s/ Jeffrey J. Mcaulay
                             ----------------------------------
                             Name:  Jeffrey J. McAulay
                             Title: Vice President


                         MORAN TRANSPORTATION COMPANY,
                         as Guarantor


                         By: /s/ Jeffrey J. Mcaulay
                             ----------------------------------
                             Name:  Jeffrey J. McAulay
                             Title: Vice President


                         JAKOBSON SHIPYARD, INC.,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:  Alan Marchisotto
                             Title: Secretary


                         MORAN BARGE CORPORATION,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:   Alan Marchisotto
                             Title:  Secretary

                         MORAN SHIPYARD CORPORATION,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:  Alan Marchisotto
                             Title: Secretary

                         MORAN TOWING OF TEXAS, INC.,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:  Alan Marchisotto
                             Title: Secretary


                         PETROLEUM TRANSPORT CORPORATION,
                         as Guarantor


                         By: /s/ William P. Muller
                             ----------------------------------
                            Name:   William P. Muller
                            Title:  President


                         SEABOARD BARGE CORPORATION,
                         as Guarantor


                         By: /s/ William P. Muller
                             ----------------------------------
                             Name:  William P. Muller
                             Title: President


                         MORAN TOWING OF DELAWARE, INC.,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:  Alan Marchisotto
                             Title: Secretary


                         MORAN BULK CORPORATION,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                            Name:  Alan Marchisotto
                            Title: Secretary

                         HAMPTON ROADS LAND CO., INC.,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:  Alan Marchisotto
                             Title: Secretary


                         PORTSMOUTH NAVIGATION CORPORATION,
                         as Guarantor


                         By: /s/ Alan Marchisotto
                             ----------------------------------
                             Name:  Alan Marchisotto
                             Title: Secretary


                         MORAN SERVICES CORPORATION,
                         as Guarantor


                         By: /s/ William P. Muller
                             ----------------------------------
                             Name:  William P. Muller
                             Title: President


                         MORAN INSURANCE COMPANY LIMITED,
                         as Guarantor


                         By: /s/ Jeffrey J. Mcaulay
                             ----------------------------------
                             Name:  Jeffrey J. McAulay
                             Title: Vice President

                         BANCBOSTON LEASING, INC.,
                         individually and as Agent


                         By: /s/ Susan K. Sintros
                             ----------------------------------
                            Name:  Susan K. Sintros
                            Title: Assistant Vice President